Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-203491 and 333-211921) of Surge Components, Inc. of our report dated February 28, 2024 on our audits of the consolidated financial statements as of November 30, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP

White Plains, New York

February 28, 2024